     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1998
                                                     REGISTRATION NO. 333-50247

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------
                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                              INKTOMI CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        DELAWARE                   7379                     94-3238130
     (STATE OR OTHER         (PRIMARY STANDARD           (I.R.S. EMPLOYER
      JURISDICTION              INDUSTRIAL            IDENTIFICATION NUMBER)
   OFINCORPORATION OR       CLASSIFICATION CODE
      ORGANIZATION)               NUMBER)
                               ----------------
                       1900 S. NORFOLK STREET, SUITE 310
                              SAN MATEO, CA 94403
                                (650) 653-2800
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               JERRY M. KENNELLY
                            CHIEF FINANCIAL OFFICER
                       1900 S. NORFOLK STREET, SUITE 310
                              SAN MATEO, CA 94403
                                (650) 653-2800
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------

                                  COPIES TO:

           DOUGLAS H. COLLOM                    DONALD M. KELLER, JR.
            ROGER E. GEORGE                       MARK L. SILVERMAN
   WILSON SONSINI GOODRICH & ROSATI               VENTURE LAW GROUP
       PROFESSIONAL CORPORATION              A PROFESSIONAL CORPORATION
          650 PAGE MILL ROAD                     2800 SAND HILL ROAD
      PALO ALTO, CALIFORNIA 94304           MENLO PARK, CALIFORNIA 94025
            (650) 493-9300                         (650) 854-4488

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration Statement No. 333-50247.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

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

                               SUPPLEMENTAL NOTE

  This Registration Statement was declared effective by the Securities and Exchange Commission on June 9, 1998. Exhibit 1.1 and Exhibit 5.1 have been revised to accurately reflect the number of shares subject to such registration. Accordingly, the Registration Statement is hereby amended for the purpose of filing Exhibit 1.1 and Exhibit 5.1 as revised.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

  EXHIBIT
  NUMBER
  -------
  1.1      Form of Underwriting Agreement.
  3.1**    Amended and Restated Certificate of Incorporation of the Registrant,
           as currently in effect.
  3.1(a)** Certificate of Amendment which amends the Amended and Restated
           Certificate of Incorporation as currently in effect.
  3.2**    Amended and Restated Certificate of Incorporation of the Registrant
           to be filed after the closing of the offering made under this
           Registration Statement.
  3.3**    Amended and Restated Bylaws of the Registrant, as currently in effect.
  3.4**    Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
  4.1**    Specimen Common Stock Certificate.
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.
 10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers.
 10.2**    1998 Stock Plan and form of agreements thereunder.
 10.3**    1998 Employee Stock Purchase Plan and form of agreements thereunder.
 10.4**    1996 Equity Incentive Plan and form of agreement thereunder.
 10.5**    Fifth Amended and Restated Investors' Rights Agreement dated as of
           February 13, 1998 among the Registrant and certain of the
           Registrant's securityholders named therein.
 10.6**    Executive Employment Agreement dated as of July 1, 1996 between the
           Registrant and David C. Peterschmidt.
 10.7**    Amended and Restated Loan and Security Agreement dated as of May 12,
           1998 between the Registrant and Silicon Valley Bank.
 10.8**    Sublease Agreement dated November 27, 1996 between the Registrant and Macromedia, Inc.
 10.9**    Office Lease dated July 31, 1997 between the Registrant and Norfolk
           Atrium, a California limited partnership.
 10.10**   Underlease Agreement (undated) between Inktomi Limited and Technomic
           Research Associates Limited.
 10.11+**  Information Services Agreement dated as of April 1, 1998 between the
           Registrant and Wired Digital, Inc.
 10.12+**  Information Services Agreement dated as of July 27, 1997 between the
           Registrant and Microsoft Corporation.
 10.13+**  Software Development Agreement dated as of July 27, 1997 between the
           Registrant and Microsoft Corporation.
 10.14+**  Software Hosting Agreement dated as of July 27, 1997 between the
           Registrant and Microsoft Corporation.
 10.15+**  Loan Agreement dated as of July 27, 1997 between the Registrant and
           Microsoft Corporation.
 10.16**   Security Agreement dated as of July 27, 1997 between the Registrant and Microsoft Corporation.

 EXHIBIT
  NUMBER
 -------
 10.17+** Escrow Agreement dated as of July 29, 1997 among the Registrant, Data
          Base, Inc., and Microsoft Corporation.
 10.18**  Lease dated May 14, 1998 between the Registrant and B.F. Saul Real
          Estate Investment Trust.
 21.1**   Subsidiaries of the Registrant.
 23.1**   Consent of Coopers & Lybrand L.L.P., Independent Accountants.
 23.2**   Consent of Counsel (see Exhibit 5.1).
 24.1**   Power of Attorney (see page II-6).
 27.1**   Financial Data Schedules.

--------
** Previously filed.
 + Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Commission.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SAN MATEO, STATE OF CALIFORNIA, ON THE 11TH DAY OF JUNE, 1998.

                                          Inktomi Corporation

                                          By    /s/ David C. Peterschmidt
                                              _________________________________
                                                  DAVID C. PETERSCHMIDT,
                                               PRESIDENTAND CHIEF EXECUTIVE
                                                          OFFICER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                        TITLE                 DATE

      /s/ David C. Peterschmidt        President, Chief         June 11, 1998
-------------------------------------   Executive Officer
       (DAVID C. PETERSCHMIDT)          and Director
                                        (Principal
                                        Executive Officer)

        /s/ Jerry M. Kennelly          Vice President of        June 11, 1998
-------------------------------------   Finance and Chief
         (JERRY M. KENNELLY)            Financial Officer
                                        (Principal
                                        Financial Officer)

                  *                    Director                 June 11, 1998
-------------------------------------
          (ERIC A. BREWER)

                  *                    Director                 June 11, 1998
-------------------------------------
         (FREDRIC W. HARMAN)

                  *                    Director                 June 11, 1998
-------------------------------------
          (JOHN A. PORTER)

                  *                    Director                 June 11, 1998
-------------------------------------
          (ALAN F. SHUGART)

*Power of Attorney

  By: /s/ David C. Peterschmidt
    _______________________________
       DAVID C. PETERSCHMIDT

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER                                                                   PAGE
  -------                                                                  ----
  1.1      Form of Underwriting Agreement.
  3.1**    Amended and Restated Certificate of Incorporation of the
           Registrant, as currently in effect.
  3.1(a)** Certificate of Amendment which amends the Amended and
           Restated Certificate of Incorporation as currently in effect.
  3.2**    Amended and Restated Certificate of Incorporation of the
           Registrant to be filed after the closing of the offering made under this Registration Statement.
  3.3**    Amended and Restated Bylaws of the Registrant, as currently in effect.
  3.4**    Bylaws of the Registrant to be in effect after the closing of the offering made under this Registration Statement.
  4.1**    Specimen Common Stock Certificate.
  5.1      Opinion of Wilson Sonsini Goodrich & Rosati, Professional
           Corporation.
 10.1**    Form of Indemnification Agreement between the Registrant and each of its directors and officers.
 10.2**    1998 Stock Plan and form of agreements thereunder.
 10.3**    1998 Employee Stock Purchase Plan and form of agreements
           thereunder.
 10.4**    1996 Equity Incentive Plan and form of agreement thereunder.
 10.5**    Fifth Amended and Restated Investors' Rights Agreement dated as of February 13, 1998 among the Registrant and certain of the Registrant's securityholders named therein.
 10.6**    Executive Employment Agreement dated as of July 1, 1996
           between the Registrant and David C. Peterschmidt.
 10.7**    Amended and Restated Loan and Security Agreement dated as of
           May 12, 1998 between the Registrant and Silicon Valley Bank.
 10.8**    Sublease Agreement dated November 27, 1996 between the
           Registrant and Macromedia, Inc.
 10.9**    Office Lease dated July 31, 1997 between the Registrant and
           Norfolk Atrium, a California limited partnership.
 10.10**   Underlease Agreement (undated) between Inktomi Limited and
           Technomic Research Associates Limited.
 10.11+**  Information Services Agreement dated as of April 1, 1998 between the Registrant and Wired Digital, Inc.
 10.12+**  Information Services Agreement dated as of July 27, 1997 between the Registrant and Microsoft Corporation.
 10.13+**  Software Development Agreement dated as of July 27, 1997 between the Registrant and Microsoft Corporation.
 10.14+**  Software Hosting Agreement dated as of July 27, 1997 between the Registrant and Microsoft Corporation.
 10.15+**  Loan Agreement dated as of July 27, 1997 between the
           Registrant and Microsoft Corporation.
 10.16**   Security Agreement dated as of July 27, 1997 between the
           Registrant and Microsoft Corporation.
 10.17+**  Escrow Agreement dated as of July 29, 1997 among the
           Registrant, Data Base, Inc., and Microsoft Corporation.
 10.18**   Lease dated May 14, 1998 between the Registrant and B.F. Saul
           Real Estate Investment Trust.
 21.1**    Subsidiaries of the Registrant.
 23.1**    Consent of Coopers & Lybrand L.L.P., Independent Accountants.
 23.2**    Consent of Counsel (see Exhibit 5.1).
 24.1**    Power of Attorney (see page II-6).
 27.1**    Financial Data Schedules.

--------
** Previously filed.
 + Certain portions of this exhibit have been omitted based upon a request for confidential treatment. The omitted portions have been separately filed with the Commission.